Exhibit 99.2

Corteva Announces Board of Directors

for Advanced Seed and Genetics Spin-Off Vylor

Karen Grimes to be Chair; separation on track for 4Q 2026

INDIANAPOLIS – June 29, 2026 – Corteva Inc. (NYSE: CTVA) announced today the board of directors for Vylor Inc., the future publicly traded, advanced seed and genetics company that will result from the current company’s planned separation.

Karen Grimes will lead the board as Independent Chair. Grimes joined Corteva’s board of directors in March 2021 and was previously senior managing director, partner, and equity portfolio manager at Wellington Management Company LLP, an investment management firm. She began her career as a field engineer in the Atlanta office at IBM after serving for three years in the U.S. Army. Grimes also serves as a director of Toll Brothers, Inc., a company that develops and builds luxury residential properties in the U.S., since March 2019.

“Vylor will be a company dedicated to leveraging its expertise in advanced seed and genetics to help farmers feed and fuel the world. I look forward to working with my fellow directors as well as the Vylor senior management team to accelerate the company’s growth and impact – and continue to deliver results for shareholders,” said Grimes.

The appointments to the board of seven directors will be effective at separation, which remains on track for the fourth quarter of 2026. A search is ongoing for at least one additional board member.

The Future Vylor Board of Directors

•	Karen Grimes, retired partner, senior managing director and equity portfolio manager, Wellington Management Company, non-executive chair of the board

•	Victor Aguilar, chief research, development and innovation officer, The Procter & Gamble Company

•	Rajesh “Raj” Kalathur, former president, John Deere Financial, former chief information officer and chief financial officer, Deere & Company

•	Marcos Lutz, chairman, former chief executive officer, Ultrapar Participacões S.A.

•	Chuck Magro, future chief executive officer, Vylor

•	Johannes “Jannie” J. Oosthuizen, executive vice president and president, oncology and MSD International, Merck & Co., Inc.

•	Kerry Preete, retired executive vice president and chief strategy officer, Monsanto Company

Vylor’s innovation engine will be anchored in the agriculture industry’s most elite germplasm and transformative biotech. The company will leverage its next generation scientific expertise in disciplines like gene editing and molecular breeding to further strengthen its core business while exploring opportunities to expand to new row crops – and potentially beyond. Vylor will scale these innovations using its leading routes-to-market and by significantly expanding its licensing business.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “will,” “plan,” “may,” “expect,” “see,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, Corteva’s intent to separate and its related expectations for Corteva and Vylor. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s control.

Important factors that may affect Corteva’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. Corteva disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Corteva Contacts:

Media Relations Contact:

Bethany Shively

804-866-2377

bethany.shively@corteva.com

Investor Relations Contact:

Kim Booth

302-485-3190

kimberly.a.booth@corteva.com